Exhibit 99.1

Hydrofarm Enters into Agreement to Acquire Premium

Nutrient Maker HEAVY 16, Announces Preliminary

Financial Results for First Quarter 2021

Hydroponics Market Leader to Acquire High-Growth Nutrient Manufacturer to

Expand Proprietary Brand Portfolio

Fairless Hills, Pa. (Monday, April 26, 2021) – Hydrofarm Holdings Group, Inc. (“Hydrofarm”) (Nasdaq: HYFM), a leading distributor and manufacturer of hydroponics equipment and supplies, announced it has entered into an agreement to acquire Field 16, LLC, the manufacturer and distributor of HEAVY 16, a line of premium plant nutrients (collectively “HEAVY 16”). The company’s first acquisition since its December 2020 initial public offering, the move further enhances Hydrofarm’s already robust portfolio of high-performance, innovative and proprietary branded products in the lighting, climate control, nutrients and growing media categories.

“As a leading hydroponics company, a key component of our growth strategy is to bring dynamic brands like HEAVY 16 under the Hydrofarm umbrella and continue to solidify our position as the acquirer of choice in this highly fragmented and fast-growing industry,” said Bill Toler, Chairman and Chief Executive Officer of Hydrofarm. “Controlled environment agriculture is in the midst of a revolution and poised to be the most significant new market category to emerge in a generation.”

Subject to customary closing conditions, the transaction is expected to be completed in May 2021.  Upon completion of the transaction. HEAVY 16 CEO Aaron Berkowitz will join the Hydrofarm senior management team as he continues to lead the HEAVY 16 business.  In addition, HEAVY 16 Founder and Chief Agronomist Bryce Patterson will continue to work alongside Mr. Berkowitz as Chief Agronomist, focusing on research and development, customer experience, and integration efforts.

“Since HEAVY 16’s inception, our innovation has been driven by listening to local farmers and using the highest-grade ingredients to formulate a potent and streamlined nutrient regimen to help them achieve their goals. As the first line of nutrients to be manufactured under the Hydrofarm umbrella, we now have the opportunity to further accelerate the development and introduction of solutions that empower growers to operate more effectively and sustainably as this transformative industry continues to evolve,” said Mr. Berkowitz. “We are thrilled to join the Hydrofarm family of brands as we explore new frontiers in the CEA space together.”

Paramount, Calif.-based HEAVY 16 delivers a full line of premium nutrients with nine core products used in all stages of plant growth, helping to increase the yield and quality of crops. Available across the U.S. in more than 300 retail stores, HEAVY 16 products provide a streamlined system for achieving even the most demanding agricultural goals.

The strategic combination of Hydrofarm’s leading distribution capabilities and HEAVY 16’s branded nutrient manufacturing capabilities will enable the highly respected HEAVY 16 brand to grow more rapidly across the combined company’s customer base. The acquisition also fits squarely with Hydrofarm’s strategy to acquire branded manufacturers in key CEA product categories, such as plant nutrients. Hydrofarm expects HEAVY 16 to generate approximately $23 million in net sales across the full calendar year 2021, representing significant growth from the prior year. HEAVY 16’s profit margin profile will be accretive to Hydrofarm and as a result, the Company expects the acquisition will enhance the Company’s adjusted EBITDA margin for the 2021 fiscal year.

Hydrofarm will fund the full transaction consideration of up to $78.1 million using a combination of cash, the Company’s existing credit facility and $15.0 million in newly issued HYFM common stock. The referenced transaction consideration includes a potential earn out payment of up to $2.5 million based on achievement of certain performance metrics. The Company expects the transaction to be accretive to earnings in 2021 and beyond. The transaction represents an acquisition value of less than 7x HEAVY 16’s estimated 2021 Adjusted EBITDA, excluding synergies but including the net present value of tax benefits resulting from the transaction.

Rothschild & Co. is serving as financial advisor and Cozen O’Connor is serving as legal advisor to Hydrofarm.

Preliminary First Quarter 2021 Financial Results

The Company also announced the following preliminary unaudited financial results for its first quarter ended March 31, 2021:

•	The Company estimates that net sales will range between $109 million to $111 million, as compared to $66.9 million for the three months ended March 31, 2020, an increase of approximately 65% calculated using the midpoint of the range. The growth in net sales was broad and diverse, with higher net sales expected across multiple geographies, product categories and brand segments, including the Company’s proprietary, preferred and distributed brands.

•	Net income is expected to range between $4.1 million and $4.9 million, as compared to a net loss of ($3.1) million for the three months ended March 31, 2020.

•	Adjusted EBITDA is estimated to be between $8.9 million to $9.9 million, as compared to $1.6 million for the three months ended March 31, 2020, an increase of approximately 490% calculated using the midpoint of the range.

•	As of March 31, 2021, the Company estimates that it had cash, cash equivalents and restricted cash of approximately $62.0 million and an aggregate principal amount of debt outstanding of $1.1 million, as well as $50.0 million of available borrowing capacity under its revolving credit agreement.

The expected increases in net income and Adjusted EBITDA are due in part to (i) anticipated higher sales driven in part by the Company’s proprietary brands which it believes grew faster than its preferred and distributed brands in the first quarter of 2021 versus the same period in the prior year, (ii) anticipated higher gross profit resulting from the higher sales referenced above and a higher gross profit margin in the first quarter of 2021 versus the same period in the prior year primarily as a result of more favorable sales mix, and (iii) anticipated leverage on the Company’s selling, general and administrative expenses which it expects were lower as a percentage of net sales in the first quarter of 2021 versus the same period in the prior year.

Preliminary results remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change.

Non-GAAP Financial Presentation

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating the Company’s performance and that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income (loss) provides useful supplemental measures that assist in evaluating its ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.

The Company defines Adjusted EBITDA as net income (loss) excluding interest expense, income taxes, depreciation and amortization, share-based compensation, employer payroll taxes on share-based compensation and other unusual and/or infrequent costs (i.e., impairment, restructuring and other expenses, acquisition-related expenses, loss on debt extinguishment and other income, net), which the Company does not consider in its evaluation of ongoing operating performance.

The reconciliation below is to preliminary net income and management has not completed its review of these items; therefore, actual results could differ significantly. The following table reconciles the preliminary Adjusted EBITDA range of $8.9 million to $9.9 million to the preliminary net income range of $4.1 million to $4.9 million for the three months ended March 31, 2021:

	Range
	Three Months Ended
	March 31, 2021
	(in millions)
Net Income Range	$4.1	$4.9
Interest expense	0.1	0.1
Income taxes	0.6	0.8
Depreciation and amortization	1.6	1.6
Impairment, restructuring and other	0.0	0.0
Acquisition expenses (1)	0.6	0.6
Other income, net	(0.1)	(0.1)
Stock-based compensation (2)	1.3	1.3
Loss on debt extinguishment	0.7	0.7
Adjusted EBITDA Range	$8.9	$9.9

(1)  Acquisition expenses includes consulting, transaction services and legal fees incurred for the signed and pending HEAVY 16 acquisition and certain potential acquisitions.

(2)  Stock-based compensation also includes the amount of employer payroll taxes on stock-based compensation.

The following table reconciles Adjusted EBITDA to the net loss of $3.1 million for the three months ended March 31, 2020:

Three Months Ended
March 31, 2020
(in millions)
Net Loss	$(3.1)
Interest expense	2.8
Income taxes	0.1
Depreciation and amortization	1.8
Impairment, restructuring and other	0.0
Acquisition expenses	0.0
Other income, net	0.0
Stock-based compensation	0.0
Loss on debt extinguishment	0.0
Adjusted EBITDA	$1.6

Non-GAAP Financial Measures

We report our financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance and that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income (loss) provides useful supplemental measures that assist in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.

To supplement our audited consolidated financial statements which are prepared in accordance with GAAP, we use “Adjusted EBITDA”, “Adjusted EBITDA as a percent of net sales”, “Pro Forma Adjusted Net Income” and “Pro Forma Adjusted Net Income per Diluted Share” which are non-GAAP financial measures. Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are several limitations related to the use of our non-GAAP financial measures as compared to the closest comparable GAAP measures. Some of these limitations include:

We define Adjusted EBITDA as net income (loss) excluding interest expense, income taxes, depreciation and amortization, share-based compensation, employer payroll taxes on share-based compensation and other unusual and/or infrequent costs (i.e., impairment, restructuring and other expenses, loss on debt extinguishment and other income, net), which we do not consider in our evaluation of ongoing operating performance.

Conference Call

The Company plans to release full financial results for its first quarter ended March 31, 2021 on May 13, 2021 at 5:00 PM ET. The conference call can be accessed live over the phone by dialing 201-389-0879. A replay will be available after the call until Thursday, May 20, 2021 and can be accessed by dialing 412-317-6671. The passcode is 13718921. The conference call will also be webcast live and archived on the corporate website at www.hydrofarm.com, under the “Investors” section.

About Hydrofarm Holdings Group, Inc.

Hydrofarm is a leading distributor and manufacturer of controlled environment agriculture equipment and supplies, including high-intensity grow lights, climate control solutions, and growing media, as well as a broad portfolio of innovative and proprietary branded products. For more than 40 years, Hydrofarm has helped growers in the U.S. and Canadian markets make growing easier and more productive.  The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects.  For additional information, please visit: www.hydrofarm.com

About HEAVY 16

HEAVY 16 is a California-based plant nutrient company specialized in blending professional-grade, artisan-quality formulations for the world’s most discerning growers. HEAVY 16 utilizes the highest-grade ingredients, concentrated into complex blends, to create a streamlined plant nutrient regimen that drives quality results on every harvest. Visit www.HEAVY16.com for information about our grower-preferred line of nutrients.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

The ongoing COVID-19 pandemic could have a material adverse effect on the Company’s business, results of operation, financial condition and/or cash flows; Interruptions in the Company's supply chain, whether due to COVID-19 or otherwise could adversely impact expected sales growth and operations; The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues; Certain of the Company’s products may be purchased for use in new or emerging industries or segments, including the cannabis industry, and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative and enforcement approaches, and consumer perceptions and, among other things, such laws, regulations, approaches and perceptions may adversely impact the market for the Company’s products; Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products; Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business; If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed; The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack; The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business; Acquisitions, other strategic alliances and investments could result in operating and integration difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations. Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed Registration Statement on Form S-1 and will also be included in quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Investor Relations:

ICR

Fitzhugh Taylor

ir@hydrofarm.com

Media Contacts:

The LAKPR Group

Hannah Arnold, 202-559-9171, harnold@lakpr.com

Lynn Trono, 323-672-8226, ltrono@lakpr.com

-or-

Hydrofarm

Lisa Gallagher, 513-505-2334, lgallagher@hydrofarm.com